UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

LEADER CAPITAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56159	37- 1853394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3487 6378

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Amendments and Related Conversions

Between February 24 and March 18, 2020, Leader Capital Holdings Corp., a Nevada corporation (the “Company”), entered into three convertible promissory notes (each, a “Note” and collectively, the “Notes”) with three qualified investors (the “Noteholders”) for an aggregate principal amount of $230,000 pursuant to convertible promissory note purchase agreements (each, an “NPA” and collectively, the “NPAs”) in reliance upon an exemption from registration under the U.S. federal securities laws provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The Notes bear interest at a rate of 6% per annum, which will be repaid on an annual basis and will mature two years from issuance; provided, however, that if the Company defaults in payment of a Note by more than 15 days from when it is due, then the Company shall pay a late fee in the amount of 1% per month on the principal balance of such Note, and provided further, that if a Note is converted any accrued interest would be forfeited. The entire outstanding principal balance under each Note is convertible into shares of common stock of the Company at the option of the holder at a conversion price equal to (i) $1.00 per share if converted on or before the one year anniversary of the issuance date or (ii) $1.50 per share if converted at any time after the one year anniversary of the issuance date. If converted on or prior to the one year anniversary date, any shares of common stock issued will be entitled to piggyback registration rights.

On August 17, 2020, the Company entered into amendments to the Notes and the NPAs (each, an “Amendment”) with each of the Noteholders, wherein, at the sole option of the applicable Noteholder, all or part of the unpaid outstanding principal of such Noteholder’s Note would be convertible into shares of restricted common stock of the Company at a conversion price equal to $0.40 per share. On August 18, 2020, two of the Noteholders submitted conversion notices to the Company converting all of the outstanding balances of their Notes into an aggregate of 325,000 shares of the Company’s common stock (the “Conversion Shares”).

The foregoing descriptions of the NPAs, the Notes and the Amendments in this Current Report on Form 8-K (this “Current Report”) do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the form of NPA, form of Note and form of Amendment, copies of which are attached as Exhibit 10.1, Appendix A to the form of NPA and Exhibit 10.2, respectively, and are incorporated herein by reference.

Acquisition of Nice Products Inc.

On August 17, 2020 (the “Closing Date”), the Company, through its wholly-owned subsidiary JFB Internet Service Limited, a company incorporated and existing under the laws of Hong Kong (the “Buyer”), acquired all of the issued and outstanding capital stock (the “Acquisition”) of Nice Products Inc., a company organized under the laws of the British Virgin Islands (“NPI”), pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), among the Company, the Buyer, NPI, the selling shareholders of NPI identified therein (each a “Seller,” and, collectively, the “Sellers”) and the representative of the Sellers identified therein (the “Sellers’ Representative”).

As a result of the Acquisition, the Company now owns, indirectly through the Buyer, 100% of NPI. NPI, through its wholly-owned subsidiaries, LOC Weibo Co., Ltd. and Beijing DataComm Cloud Media Technology Co., Ltd., companies organized under the laws of the Republic of China and the laws of the People’s Republic of China, respectively, engages primarily in the development of ecological-system applications, integration of big data and promotion of OTT applications.

The aggregate purchase price for the Acquisition was $4,850,000, less certain discounts, expenses and reductions for outstanding NPI debt owed to the Company and/or its affiliates, resulting in a net purchase price of $3,366,044, payable in 8,415,111 shares of the Company’s common stock to the Sellers in accordance with their respective pro rata percentage.

Upon the consummation of the Acquisition, among other things, the Sellers: (a) resigned from their positions as directors and/or officers of NPI, (b) released NPI from any claims and (c) entered into employment agreements with the Buyer. Jun-Yuan Chen, a Seller and the Sellers’ Representative under the Purchase Agreement, was already an employee of the Buyer prior to the Acquisition, and therefore, did not enter into an employment agreement with the Buyer at the closing of the Acquisition.

In accordance with the terms of the Purchase Agreement, for a period of 5 years from the Closing Date, the Sellers agreed to not compete with NPI’s business in the following territories: (a) Greater China (including Hong Kong, Macau and Taiwan) and (b) any other country or other territory in which NPI or the Buyer has provided services, offered or promoted services or otherwise conducted business at any time in the past 2 years. During the same 5 year period, the Sellers are also subject to customary non-solicitation and non-disparagement obligations.

In addition, the Sellers agreed to indemnify the Company, the Buyer, and each of their affiliates (including, after the closing, NPI), subject to certain limitations, for any Losses (as defined in the Purchase Agreement) arising out of breaches by the Sellers of their respective covenants and certain other matters specified in the Purchase Agreement. Subject to certain exclusions, such right to indemnification will be available only after the aggregate amount of indemnifiable Losses exceeds $1,000.

The Purchase Agreement contains additional representations and warranties, covenants and conditions, in each case, customary for transactions of this type.

The foregoing description of the Purchase Agreement in this Current Report does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information included at Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information included at Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included at Item 1.01 above is incorporated herein by reference.

The offer and sale of the Conversion Shares was not registered under the Securities Act in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Conversion Shares are being issued in connection with the conversion of two of the Notes which are outstanding securities of the Company; (b) there was no additional consideration of value being delivered by the Noteholders in connection with the conversions; and (c) there are no commissions or other remuneration being paid by the Company in connection with the conversions.

The issuance of the Consideration Shares by the Company was not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions.

As of August 17, 2020, following the issuance of the Conversion Shares and the Consideration Shares, the Company will have 129,974,219 shares of common stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of August 17, 2020, among Leader Capital Holdings Corp., JFB Internet Service Limited, Nice Products Inc., the Sellers and the Sellers’ Representative.

10.1	Form of Convertible Promissory Notes Purchase Agreement

10.2	Form of Amendment No. 1 to the Promissory Note and the Convertible Promissory Notes Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEADER CAPITAL HOLDINGS CORP.

Date: August 21, 2020	By:	/s/ Lin Yi-Hsiu
Lin Yi-Hsiu Chief Executive Officer